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                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS
                        -------------------------------


  The Board of Directors and Stockholders
  Tele-Communications, Inc.:

  We consent to the incorporation by reference in the Post-effective Amendment No. 1 on Form S-3 to the Registration Statement on Form S-4 No. 33-65311 of Tele-Communications, Inc. of our reports, dated March 24, 1997, relating to the consolidated balance sheets of Tele-Communications, Inc. and subsidiaries as of December 31, 1996 and 1995, and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1996, and all related financial statement schedules, which reports appear in the December 31, 1996 Annual Report on Form 10-K of Tele-Communications, Inc. and to the reference to our firm under the heading "Experts" in the prospectus.


                                              /s/ KPMG Peat Marwick LLP
                                              KPMG Peat Marwick LLP

  Denver, Colorado
  May 7, 1997